UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

PAWSPLUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

15 Paradise Plaza # 230, Sarasota, FL  34239
 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (941) 955-1700

SkyLynx Communications, Inc.

(Former name or former address, if changed since last report)

SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS AND PRINCIPAL OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 5, 2010, George Johnson, the Company’s Chief Operating Officer and President, retired from the Company.  Pursuant to the terms of his Separation Agreement (the “Agreement”), Mr. Johnson will continue, for a period of 18 months, to consult with the Company with respect to certain business matters and he will receive compensation, during this period, at the rate being paid at the date of retirement, together with certain other benefits.  Mr. Johnson will continue to serve on the Company’s Board.  Mr. Johnson’s wife, Carolyn, also retired, effective April 5, 2010, and, pursuant to a separate agreement with her, in exchange for her continued cooperation and assistance, she will receive compensation and certain benefits an eighteen-month period.

In connection with their retirement, the Company also agreed with Mr. and Mrs. Johnson, under certain terms and conditions, to use its best reasonable efforts to place shares of the Company’s Series A Convertible Preferred Stock which are owned jointly by them.  This agreement with respect to the Shares continues for a fixed term, or until such time as the Company’s Shares are actively traded on the OTC:BB (or higher exchange) all as defined in and, pursuant to terms and conditions contained,  the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAWSPLUS, INC.

/s/ K. Bryan Shobe
K. Bryan Shobe
Chief Executive Officer

Date:  April 22, 2010